UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2019, the Board of Directors of the Company elected Carol L. Foster as a director of the Company. There are no arrangements or understandings between Ms. Foster and any other persons pursuant to which Ms. Foster was elected as a director of the Company. Ms. Foster will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Foster will also be entitled to enter into an indemnification agreement with the Company. Ms. Foster will hold office as a Class I director for a term expiring in 2020 and does not currently serve on any committees of the Company.

Ms. Foster has nearly 30 years of experience in financial services. Since 2017, she has served as Chief Operating Offer and Chief Financial Officer of SharesPost, Inc., a private company that supports late-stage, private growth companies and entrepreneurs. From September 2015 to September 2017, Ms. Foster served as Founder of CLF Advisors LLC, a firm specializing in scaling and enhancing financing and accounting, fundraising and business development for small to mid-market companies. From September 2013 to September 2015, Ms. Foster served as Chief Financial Officer of PENSCO Trust Company, an IRA custodian for alternative assets. From January 2004 to June 2007, Ms. Foster also served as a partner and Chief Financial Officer of Calera Capital LLC, a private equity firm serving middle market companies. Prior to that, from February 1995 to March 2003, Ms. Foster served as Director, Technology Investment Banking at Merrill Lynch & Co. From August 1992 to February 1995, Ms. Foster served as an Associate, Mergers & Acquisitions at Goldman, Sachs & Co. Ms. Foster also serves as a member of the Risk and Audit Committee of Sacred Heart Schools in Atherton, California. Ms. Foster received her Master of Business Administration from Columbia University Graduate School of Business and a Bachelor of Science from Southern Methodist University.

Item 8.01. Other Events

On January 15, 2019, the Company issued a press release announcing the appointment of Ms. Foster as a member of the Company’s Board of Directors. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

January 15, 2019

By:	/s/ Melanie Grace
General Counsel